Exhibit 3.1
Certificate of Change

ROSS MILLER Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

Certified Copy

February 10, 2011
Job Number:  C20110210-1027
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110104270-18	Stock Split	1 Pages/1 Copies

Respectfully,

ROSS MILLER Secretary of State

Certified By: Richard Sifuentes Certificate Number: C20110210-1027 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

 090301
ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov	*090301*

Certificate of Change Pursuant to NRS 78.209	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110104270-18 Filing Date and Time 02/10/2011 10:00 AM Entity Number C25581-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of Corporation:
Organic Alliance, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
2,000,000,000  shares of common stock, par value $.0001 per share.
10,000,000 shares of preferred stock, par value $.0001 per share.

4. The number of aughorized shares and the par value, if any, of each class or series, if any, of shares after the change:
100,000,000 shares of common stock, par value $.0001 per share.
10,000,000 shares of preferred stock, par value $.0001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The Corporation shall issue one (1) share of common stock for every twenty (20) shares of common stock issued and outstanding immediately prior to the effective date of the reverse split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares for any record holder shall be rounded up to the next full share.

7. Effective date of filing: (optional)	February 14, 2011 (must not be later than 90 days after the certificate is filed)

8. Signature: (required)	President, CEO and Director Title

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised 3-6-09